                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-59094







Dear Limited Partner:

YOU MAY HAVE RECEIVED A LETTER FROM NANCY SCHAUER REGARDING OUR MERGER OFFER TO THE LIMITED PARTNERS OF PARKER & PARSLEY 87-A CONV., LTD. WE BELIEVE THE LETTER DOES NOT INCLUDE ALL THE INFORMATION YOU SHOULD CONSIDER AND THAT THE LETTER MAY BE MISINTERPRETED. To clarify the issues raised in the letter, we direct you to the information provided in the Proxy Statement/Prospectus mailed to you on or about October 22, 2001. Please let us know if you did not receive a Proxy Statement/Prospectus, and we will mail a duplicate copy to you immediately.

As your general partner, we want you to have all the information you need to make your own decision as to how to vote regarding the merger offer. Ms. Schauer addresses distributions and taxes in her letter. We believe you should consider the following with regard to these matters:

o Distributions should be compared to the merger value offered to you, not to dividends. By accepting the merger value, you are able to accelerate distributions you could expect to receive in the future if you remained in the partnership, taking into account present values and current oil and gas prices.

o Ms. Schauer compares pre-tax distributions to after-tax merger value. When considering the benefit of future distributions, you should reduce them by the taxes you pay on your share of the partnership's taxable income. In the merger, you will generally recognize an aggregate of net gain or loss, but only to the extent that the merger value exceeds your adjusted tax basis in your partnership, and part of any gain could be taxed at the capital gains rate rather than the highest tax rate. Original investors in the partnership may have a different tax treatment than transferees, such as Ms. Schauer, who subsequently acquired their partnership interests in other ways.

These matters are discussed in more detail in the rest of this letter.

DISTRIBUTIONS COMPARED TO MERGER VALUE

We are offering you an amount of Pioneer Natural Resources Company common stock based on the merger value of your partnership. That merger value already reflects the estimated value of any partnership distributions you would have received in the future. We calculated the merger value of your partnership using oil and gas prices that are higher than current market prices. You should not expect that last year's distributions are indicative of future distributions, unless you believe that oil and gas prices will recover to last year's levels and that production will not decline.

The Pioneer Natural Resources Company common stock we are offering in the merger is a liquid security. You may sell that common stock in the market for cash or you may hold it as an investment.


                                   ----------

        Supplement to Proxy Statement/Prospectus Dated October 12, 2001,
                        As Supplemented November 15, 2001
                The date of this Supplement is November 19, 2001

Limited partners of Parker & Parsley 87-A Conv., Ltd. received the following quarterly distributions per $1,000 investment. This information is also set forth on Table 7 on page A-8 of the Proxy Statement/Prospectus.

                      HISTORICAL QUARTERLY DISTRIBUTIONS TO PARKER & PARSLEY 87-A CONV., LTD. LIMITED PARTNERS
                                                        PER $1,000 INVESTMENT
------------------------------------------------------------------------------------------------------------------------------------
                                                FROM INCEPTION THROUGH JULY 31, 2001
------------------------------------------------------------------------------------------------------------------------------------
INCEPTION    QTR.      QTR.      QTR.      QTR.      QTR.      QTR.      QTR.      QTR.      QTR.      QTR.       MO.      INCEPTION
   TO       ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED      ENDED        TO
12/31/98    3/31/99   6/30/99   9/30/99  12/31/99   3/31/00   6/30/00   9/30/00  12/31/00   3/31/01   6/30/01  7/31/01(1)   7/31/01
---------  --------  --------  --------  --------  --------  --------  --------  --------  --------  --------  ----------  ---------
$1,228.63  $   1.83  $   2.20  $   6.07  $   7.90  $  11.58  $  15.18  $  13.96  $  12.79  $  16.86        --  $    15.03  $1,332.03

----------

     (1) Includes the distribution for the second quarter 2001 made on July 13, 2001.

If you invested $10,000, you have already received approximately $13,320 in distributions since inception, and, on top of that, Pioneer Natural Resources Company is offering you $2,002.10 of its common stock. The total of all distributions paid in 1998, 1999, 2000 and 2001 for a limited partner who invested $10,000 in Parker & Parsley 87-A Conv., Ltd. are listed below with the average oil, natural gas liquids (NGL), and gas sales prices for those same years as detailed in Table 10 of the Proxy Statement/Prospectus through June 30, 2001, and in the financial statements mailed to you for the third quarter ended September 30, 2001. The average sales price of oil, NGLs, and gas has declined since the merger value was established.

 HISTORICAL ANNUAL DISTRIBUTIONS TO PARKER & PARSLEY 87-A CONV., LTD. LIMITED PARTNERS
                                PER $10,000 INVESTMENT
--------------------------------------------------------------------------------------
                                                       AVERAGE SALES PRICE
                                            ------------------------------------------
         PERIOD             DISTRIBUTION    OIL ($/Bbl)    NGL ($/Bbl)    GAS ($/Mcf)
-------------------------   ------------    ------------   ------------   ------------
1998                        $     195.30    $      13.22   $       6.76   $       1.54
1999                        $     180.00    $      17.06   $       9.81   $       1.68
2000                        $     535.10    $      29.46   $      16.01   $       2.86
2001 (through June 30)(1)   $     318.90    $      27.45   $      16.73   $       4.69
2001 (third quarter)                  (2)   $      26.26   $      12.04   $       2.21

----------

     (1) Includes the distribution for the second quarter 2001 made on July 13, 2001.

     (2) If the partnership does not approve the merger, a distribution will be made after December 20, 2001.

The following table shows the NYMEX futures price for oil and gas as of March 30, 2001, the date we and our parent company, Pioneer Natural Resources Company, used to calculate the merger value for your partnership, and as of November 15, 2001. Oil and gas prices are subject to rapid change. See "Risk Factors -- Risk Factors Relating to the Merger of Each Partnership -- The Merger Value for a Partnership Will Not be Adjusted For Changes in Oil and Gas Prices Before the Completion of Its Merger" on page 20 of the Proxy Statement/Prospectus.

                                NYMEX FUTURES PRICES FOR OIL AND GAS
--------------------------------------------------------------------------------------------------
                                           MARCH 30, 2001                NOVEMBER 15, 2001(1)
                                 -------------------------------   -------------------------------
             DATE                 OIL ($/Bbl)     GAS ($/Mcf)(2)    OIL ($/Bbl)     GAS ($/Mcf)(2)
------------------------------   --------------   --------------   --------------   --------------
April - December 2001 ........   $        26.17   $         5.18               --               --
December 2001 ................               --               --   $        17.46   $         2.55
2002 .........................            24.36             4.61            18.90             2.98
2003 .........................            22.83             4.16            19.74             3.46
2004 .........................            22.31             4.09            20.15             3.66
2005 .........................            21.97             4.12            20.31             3.78
Thereafter ...................            21.97             4.12            20.31             3.78

----------

(1) NYMEX prices for some periods can be found without charge on the web site maintained by the NYMEX at www.nymex.com. Many institutional brokerage houses can also provide this information. Limited partners seeking information about NYMEX prices are encouraged to contact their own brokers.

(2) The NYMEX price for gas is quoted in dollars per million British thermal units, or MMBTU. We converted those prices to dollars per thousand cubic feet, or Mcf.

THE MERGER VALUE AND THE DISTRIBUTIONS ARE BOTH TAXABLE

When comparing what you expect to receive in distributions with what you will receive in the merger, you should either compare both on a pre-tax basis or both on an after-tax basis. Each year, we send you a Schedule K-1 that includes your share of the partnership's taxable income. You must include that amount on your federal, and perhaps state, income tax return and pay taxes at your marginal tax rate. The taxes payable reduce the net economic benefit of your distributions. The amount of taxes you must pay may vary from other limited partners depending on your individual circumstances. Original investors in the partnership have a different tax treatment than transferees, such as Ms. Schauer, who subsequently acquired their partnership interests in other ways.

In the merger, you will generally recognize an aggregate of net gain or loss, but only to the extent that the value of the Pioneer Natural Resources Company common stock exceeds your adjusted tax basis in your partnership. The characterization of your gain or loss as ordinary income or capital gains (the capital gains tax rate for individuals is 20% if the capital asset has been held for more than one year) will depend upon your individual federal income tax position. U.S. federal income tax consequences are discussed in the summary on page 9 of the Proxy Statement/Prospectus and in more detail on page 54.

AS DISCUSSED IN THE PROXY STATEMENT/PROSPECTUS, WE ARE THE SOLE GENERAL PARTNER OF YOUR PARTNERSHIP. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE MERGER AND THE MERGER PROPOSALS.

We enclose a duplicate proxy card for your use if you have not voted or want to change your vote. You may vote for or against, or may abstain from voting on, the merger proposals for your partnership by marking your proxy card and returning it by mail or fax to our information agent, D.F. King & Co., Inc., before the special meeting of limited partners. You may revoke a proxy you have given us at any time before the proxy is voted at the special meeting of the limited partners by (1) giving written notice to D.F. King & Co., Inc. of that revocation, (2) voting in person at the special meeting, or (3) signing and returning a later dated proxy card to D.F. King & Co., Inc.

All proxies received and not revoked as described above, will be voted at the special meetings for the limited partners, subject to the terms and conditions described in the Proxy Statement/Prospectus.

A COPY OF THE PROXY STATEMENT/PROSPECTUS MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST FROM PIONEER NATURAL RESOURCES COMPANY, 5205 NORTH O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS 75039, ATTENTION: INVESTOR RELATIONS. YOU MAY ALSO OBTAIN THE FINAL PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS RELATING TO THE PROPOSED MERGERS FREE THROUGH THE INTERNET WEB SITE THAT THE SEC MAINTAINS AT WWW.SEC.GOV.

If you have any questions or need additional information, we strongly encourage you to call the Investor Relations Department at (800) 242-2607.

                                       Sincerely,


                                       Pioneer Natural Resources USA, Inc.

Dear Limited Partner:

YOU MAY HAVE RECEIVED A LETTER FROM NANCY SCHAUER REGARDING OUR MERGER OFFER TO THE LIMITED PARTNERS OF PARKER & PARSLEY 87-B CONV., LTD. WE BELIEVE THE LETTER DOES NOT INCLUDE ALL THE INFORMATION YOU SHOULD CONSIDER AND THAT THE LETTER MAY BE MISINTERPRETED. To clarify the issues raised in the letter, we direct you to the information provided in the Proxy Statement/Prospectus mailed to you on or about October 22, 2001. Please let us know if you did not receive a Proxy Statement/Prospectus, and we will mail a duplicate copy to you immediately.

As your general partner, we want you to have all the information you need to make your own decision as to how to vote regarding the merger offer. Ms. Schauer addresses distributions and taxes in her letter. We believe you should consider the following with regard to these matters:

o Distributions should be compared to the merger value offered to you, not to dividends. By accepting the merger value, you are able to accelerate distributions you could expect to receive in the future if you remained in the partnership, taking into account present values and current oil and gas prices.

o Ms. Schauer compares pre-tax distributions to after-tax merger value. When considering the benefit of future distributions, you should reduce them by the taxes you pay on your share of the partnership's taxable income. In the merger, you will generally recognize an aggregate of net gain or loss, but only to the extent that the merger value exceeds your adjusted tax basis in your partnership, and part of any gain could be taxed at the capital gains rate rather than the highest tax rate. Original investors in the partnership may have a different tax treatment than transferees, such as Ms. Schauer, who subsequently acquired their partnership interests in other ways.

These matters are discussed in more detail in the rest of this letter.

DISTRIBUTIONS COMPARED TO MERGER VALUE

We are offering you an amount of Pioneer Natural Resources Company common stock based on the merger value of your partnership. That merger value already reflects the estimated value of any partnership distributions you would have received in the future. We calculated the merger value of your partnership using oil and gas prices that are higher than current market prices. You should not expect that last year's distributions are indicative of future distributions, unless you believe that oil and gas prices will recover to last year's levels and that production will not decline.

The Pioneer Natural Resources Company common stock we are offering in the merger is a liquid security. You may sell that common stock in the market for cash or you may hold it as an investment.



                                   ----------

        Supplement to Proxy Statement/Prospectus Dated October 12, 2001,
                        As Supplemented November 15, 2001
                The date of this Supplement is November 19, 2001

Limited partners of Parker & Parsley 87-B Conv., Ltd. received the following quarterly distributions per $1,000 investment. This information is also set forth on Table 7 on page A-8 of the Proxy Statement/Prospectus.

                      HISTORICAL QUARTERLY DISTRIBUTIONS TO PARKER & PARSLEY 87-B CONV., LTD. LIMITED PARTNERS
                                                        PER $1,000 INVESTMENT
------------------------------------------------------------------------------------------------------------------------------------
                                                FROM INCEPTION THROUGH JULY 31, 2001
------------------------------------------------------------------------------------------------------------------------------------
INCEPTION    QTR.      QTR.      QTR.      QTR.      QTR.      QTR.      QTR.      QTR.      QTR.      QTR.       MO.      INCEPTION
   TO       ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED      ENDED        TO
12/31/98    3/31/99   6/30/99   9/30/99  12/31/99   3/31/00   6/30/00   9/30/00  12/31/00   3/31/01   6/30/01  7/31/01(1)   7/31/01
---------  --------  --------  --------  --------  --------  --------  --------  --------  --------  --------  ----------  ---------
$1,154.18  $   1.85  $   2.29  $   5.50  $   8.64  $  10.07  $  12.58  $  13.53  $  12.84  $  17.13        --  $    12.85  $1,251.46

----------

     (1) Includes the distribution for the second quarter 2001 made on July 13, 2001.

If you invested $10,000, you have already received approximately $12,515 in distributions since inception, and, on top of that, Pioneer Natural Resources Company is offering you $2,077.30 of its common stock. The total of all distributions paid in 1998, 1999, 2000 and 2001 for a limited partner who invested $10,000 in Parker & Parsley 87-B Conv., Ltd. are listed below with the average oil, natural gas liquids (NGL), and gas sales prices for those same years as detailed in Table 10 of the Proxy Statement/Prospectus through June 30, 2001, and in the financial statements mailed to you for the third quarter ended September 30, 2001. The average sales price of oil, NGLs, and gas has declined since the merger value was established.

 HISTORICAL ANNUAL DISTRIBUTIONS TO PARKER & PARSLEY 87-B CONV., LTD. LIMITED PARTNERS
                                PER $10,000 INVESTMENT
--------------------------------------------------------------------------------------
                                                        AVERAGE SALES PRICE
                                            ------------------------------------------
          PERIOD            DISTRIBUTION    OIL ($/Bbl)    NGL ($/Bbl)    GAS ($/Mcf)
-------------------------   ------------    ------------   ------------   ------------
1998                        $     212.30    $      13.17   $       6.82   $       1.49
1999                        $     182.80    $      16.71   $       9.73   $       1.64
2000                        $     490.20    $      29.31   $      16.90   $       2.98
2001 (through June 30)(1)   $     299.80    $      27.14   $      17.29   $       5.13
2001 (third quarter)                  (2)   $      26.03   $      12.64   $       2.22

----------

     (1) Includes the distribution for the second quarter 2001 made on July 13, 2001.

     (2) If the partnership does not approve the merger, a distribution will be made after December 20, 2001.

The following table shows the NYMEX futures price for oil and gas as of March 30, 2001, the date we and our parent company, Pioneer Natural Resources Company, used to calculate the merger value for your partnership, and as of November 15, 2001. Oil and gas prices are subject to rapid change. See "Risk Factors -- Risk Factors Relating to the Merger of Each Partnership -- The Merger Value for a Partnership Will Not be Adjusted For Changes in Oil and Gas Prices Before the Completion of Its Merger" on page 20 of the Proxy Statement/Prospectus.

                               NYMEX FUTURES PRICES FOR OIL AND GAS
--------------------------------------------------------------------------------------------------
                                          MARCH 30, 2001                 NOVEMBER 15, 2001(1)
                                 -------------------------------   -------------------------------
            DATE                  OIL ($/Bbl)     GAS ($/Mcf)(2)    OIL ($/Bbl)     GAS ($/Mcf)(2)
------------------------------   --------------   --------------   --------------   --------------
April - December 2001 ........   $        26.17   $         5.18               --               --
December 2001 ................               --               --   $        17.46   $         2.55
2002 .........................            24.36             4.61            18.90             2.98
2003 .........................            22.83             4.16            19.74             3.46
2004 .........................            22.31             4.09            20.15             3.66
2005 .........................            21.97             4.12            20.31             3.78
Thereafter ...................            21.97             4.12            20.31             3.78

----------

(1) NYMEX prices for some periods can be found without charge on the web site maintained by the NYMEX at www.nymex.com. Many institutional brokerage houses can also provide this information. Limited partners seeking information about NYMEX prices are encouraged to contact their own brokers.

(2) The NYMEX price for gas is quoted in dollars per million British thermal units, or MMBTU. We converted those prices to dollars per thousand cubic feet, or Mcf.

THE MERGER VALUE AND THE DISTRIBUTIONS ARE BOTH TAXABLE

When comparing what you expect to receive in distributions with what you will receive in the merger, you should either compare both on a pre-tax basis or both on an after-tax basis. Each year, we send you a Schedule K-1 that includes your share of the partnership's taxable income. You must include that amount on your federal, and perhaps state, income tax return and pay taxes at your marginal tax rate. The taxes payable reduce the net economic benefit of your distributions. The amount of taxes you must pay may vary from other limited partners depending on your individual circumstances. Original investors in the partnership have a different tax treatment than transferees, such as Ms. Schauer, who subsequently acquired their partnership interests in other ways.

In the merger, you will generally recognize an aggregate of net gain or loss, but only to the extent that the value of the Pioneer Natural Resources Company common stock exceeds your adjusted tax basis in your partnership. The characterization of your gain or loss as ordinary income or capital gains (the capital gains tax rate for individuals is 20% if the capital asset has been held for more than one year) will depend upon your individual federal income tax position. U.S. federal income tax consequences are discussed in the summary on page 9 of the Proxy Statement/Prospectus and in more detail on page 54.

AS DISCUSSED IN THE PROXY STATEMENT/PROSPECTUS, WE ARE THE SOLE GENERAL PARTNER OF YOUR PARTNERSHIP. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE MERGER AND THE MERGER PROPOSALS.

We enclose a duplicate proxy card for your use if you have not voted or want to change your vote. You may vote for or against, or may abstain from voting on, the merger proposals for your partnership by marking your proxy card and returning it by mail or fax to our information agent, D.F. King & Co., Inc., before the special meeting of limited partners. You may revoke a proxy you have given us at any time before the proxy is voted at the special meeting of the limited partners by (1) giving written notice to D.F. King & Co., Inc. of that revocation, (2) voting in person at the special meeting, or (3) signing and returning a later dated proxy card to D.F. King & Co., Inc.

All proxies received and not revoked as described above, will be voted at the special meetings for the limited partners, subject to the terms and conditions described in the Proxy Statement/Prospectus.

A COPY OF THE PROXY STATEMENT/PROSPECTUS MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST FROM PIONEER NATURAL RESOURCES COMPANY, 5205 NORTH O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS 75039, ATTENTION: INVESTOR RELATIONS. YOU MAY ALSO OBTAIN THE FINAL PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS RELATING TO THE PROPOSED MERGERS FREE THROUGH THE INTERNET WEB SITE THAT THE SEC MAINTAINS AT WWW.SEC.GOV.

If you have any questions or need additional information, we strongly encourage you to call the Investor Relations Department at (800) 242-2607.

                                       Sincerely,


                                       Pioneer Natural Resources USA, Inc.

Dear Limited Partner:

YOU MAY HAVE RECEIVED A LETTER FROM NANCY SCHAUER REGARDING OUR MERGER OFFER TO THE LIMITED PARTNERS OF PARKER & PARSLEY PRIVATE INVESTMENT 88, L.P. WE BELIEVE THE LETTER DOES NOT INCLUDE ALL THE INFORMATION YOU SHOULD CONSIDER AND THAT THE LETTER MAY BE MISINTERPRETED. To clarify the issues raised in the letter, we direct you to the information provided in the Proxy Statement/Prospectus mailed to you on or about October 22, 2001. Please let us know if you did not receive a Proxy Statement/Prospectus, and we will mail a duplicate copy to you immediately.

As your general partner, we want you to have all the information you need to make your own decision as to how to vote regarding the merger offer. Ms. Schauer addresses distributions and taxes in her letter. We believe you should consider the following with regard to these matters:

o Distributions should be compared to the merger value offered to you, not to dividends. By accepting the merger value, you are able to accelerate distributions you could expect to receive in the future if you remained in the partnership, taking into account present values and current oil and gas prices.

o Ms. Schauer compares pre-tax distributions to after-tax merger value. When considering the benefit of future distributions, you should reduce them by the taxes you pay on your share of the partnership's taxable income. In the merger, you will generally recognize an aggregate of net gain or loss, but only to the extent that the merger value exceeds your adjusted tax basis in your partnership, and part of any gain could be taxed at the capital gains rate rather than the highest tax rate. Original investors in the partnership may have a different tax treatment than transferees, such as Ms. Schauer, who subsequently acquired their partnership interests in other ways.

These matters are discussed in more detail in the rest of this letter.

DISTRIBUTIONS COMPARED TO MERGER VALUE

We are offering you an amount of Pioneer Natural Resources Company common stock based on the merger value of your partnership. That merger value already reflects the estimated value of any partnership distributions you would have received in the future. We calculated the merger value of your partnership using oil and gas prices that are higher than current market prices. You should not expect that last year's distributions are indicative of future distributions, unless you believe that oil and gas prices will recover to last year's levels and that production will not decline.

The Pioneer Natural Resources Company common stock we are offering in the merger is a liquid security. You may sell that common stock in the market for cash or you may hold it as an investment.



                                   ----------

        Supplement to Proxy Statement/Prospectus Dated October 12, 2001,
                        As Supplemented November 15, 2001
                The date of this Supplement is November 19, 2001

Limited partners of Parker & Parsley Private Investment 88, L.P. received the following quarterly distributions per $1,000 investment. This information is also set forth on Table 7 on page A-8 of the Proxy Statement/Prospectus.

                 HISTORICAL QUARTERLY DISTRIBUTIONS TO PARKER & PARSLEY PRIVATE INVESTMENT 88, L.P. LIMITED PARTNERS
                                                        PER $1,000 INVESTMENT
------------------------------------------------------------------------------------------------------------------------------------
                                                FROM INCEPTION THROUGH JULY 31, 2001
------------------------------------------------------------------------------------------------------------------------------------
INCEPTION    QTR.      QTR.      QTR.      QTR.      QTR.      QTR.      QTR.      QTR.      QTR.      QTR.        MO.     INCEPTION
   TO       ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED      ENDED        TO
12/31/98    3/31/99   6/30/99   9/30/99  12/31/99   3/31/00   6/30/00   9/30/00  12/31/00   3/31/01   6/30/01  7/31/01(1)   7/31/01
---------  --------  --------  --------  --------  --------  --------  --------  --------  --------  --------  ----------  ---------
$1,031.07  $   3.57  $   6.66  $   8.39  $  12.47  $  15.99  $  19.23  $  23.09  $  21.51  $  23.55        --  $    20.42  $1,185.95

----------

     (1) Includes the distribution for the second quarter 2001 made on July 13, 2001.

If you have 1.0 unit (you invested $40,000), you have already received approximately $47,438 in distributions since inception, and, on top of that, Pioneer Natural Resources Company is offering you $14,070.40 of its common stock. The total of all distributions paid in 1998, 1999, 2000 and 2001 for a limited partner who invested $40,000 for 1.0 unit of Parker & Parsley Private Investment 88, L.P. are listed below with the average oil, natural gas liquids
(NGL), and gas sales prices for those same years as detailed in Table 10 of the Proxy Statement/Prospectus through June 30, 2001, and in the financial statements mailed to you for the third quarter ended September 30, 2001. The average sales price of oil, NGLs, and gas has declined since the merger value was established.

--------------------------------------------------------------------------------------
    HISTORICAL ANNUAL DISTRIBUTIONS TO PARKER & PARSLEY PRIVATE INVESTMENT 88, L.P.
                                   LIMITED PARTNERS
                           PER $40,000 INVESTMENT (1.0 UNIT)
--------------------------------------------------------------------------------------
                                                       AVERAGE SALES PRICE
                                            ------------------------------------------
         PERIOD             DISTRIBUTION    OIL ($/Bbl)    NGL ($/Bbl)    GAS ($/Mcf)
-------------------------   ------------    ------------   ------------   ------------
1998                        $   1,150.00    $      13.31   $       6.79   $       1.55
1999                        $   1,243.60    $      17.01   $       9.32   $       1.69
2000                        $   3,192.80    $      29.45   $      15.61   $       2.82
2001 (through June 30)(1)   $   1,758.80    $      27.55   $      16.27   $       4.88
2001 (third quarter)                  (2)   $      26.26   $      11.55   $       2.10

----------

     (1) Includes the distribution for the second quarter 2001 made on July 13, 2001.

     (2) If the partnership does not approve the merger, a distribution will be made after December 20, 2001.

The following table shows the NYMEX futures price for oil and gas as of March 30, 2001, the date we and our parent company, Pioneer Natural Resources Company, used to calculate the merger value for your partnership, and as of November 15, 2001. Oil and gas prices are subject to rapid change. See "Risk Factors -- Risk Factors Relating to the Merger of Each Partnership -- The Merger Value for a Partnership Will Not be Adjusted For Changes in Oil and Gas Prices Before the Completion of Its Merger" on page 20 of the Proxy Statement/Prospectus.

                               NYMEX FUTURES PRICES FOR OIL AND GAS
--------------------------------------------------------------------------------------------------
                                          MARCH 30, 2001                 NOVEMBER 15, 2001(1)
                                 -------------------------------   -------------------------------
            DATE                  OIL ($/Bbl)     GAS ($/Mcf)(2)    OIL ($/Bbl)     GAS ($/Mcf)(2)
------------------------------   --------------   --------------   --------------   --------------
April - December 2001 ........   $        26.17   $         5.18               --               --
December 2001 ................               --               --   $        17.46   $         2.55
2002 .........................            24.36             4.61            18.90             2.98
2003 .........................            22.83             4.16            19.74             3.46
2004 .........................            22.31             4.09            20.15             3.66
2005 .........................            21.97             4.12            20.31             3.78
Thereafter ...................            21.97             4.12            20.31             3.78

----------

(1) NYMEX prices for some periods can be found without charge on the web site maintained by the NYMEX at www.nymex.com. Many institutional brokerage houses can also provide this information. Limited partners seeking information about NYMEX prices are encouraged to contact their own brokers.

(2) The NYMEX price for gas is quoted in dollars per million British thermal units, or MMBTU. We converted those prices to dollars per thousand cubic feet, or Mcf.

THE MERGER VALUE AND THE DISTRIBUTIONS ARE BOTH TAXABLE

When comparing what you expect to receive in distributions with what you will receive in the merger, you should either compare both on a pre-tax basis or both on an after-tax basis. Each year, we send you a Schedule K-1 that includes your share of the partnership's taxable income. You must include that amount on your federal, and perhaps state, income tax return and pay taxes at your marginal tax rate. The taxes payable reduce the net economic benefit of your distributions. The amount of taxes you must pay may vary from other limited partners depending on your individual circumstances. Original investors in the partnership have a different tax treatment than transferees, such as Ms. Schauer, who subsequently acquired their partnership interests in other ways.

In the merger, you will generally recognize an aggregate of net gain or loss, but only to the extent that the value of the Pioneer Natural Resources Company common stock exceeds your adjusted tax basis in your partnership. The characterization of your gain or loss as ordinary income or capital gains (the capital gains tax rate for individuals is 20% if the capital asset has been held for more than one year) will depend upon your individual federal income tax position. U.S. federal income tax consequences are discussed in the summary on page 9 of the Proxy Statement/Prospectus and in more detail on page 54.

AS DISCUSSED IN THE PROXY STATEMENT/PROSPECTUS, WE ARE THE SOLE GENERAL PARTNER OF YOUR PARTNERSHIP. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE MERGER AND THE MERGER PROPOSALS.

We enclose a duplicate proxy card for your use if you have not voted or want to change your vote. You may vote for or against, or may abstain from voting on, the merger proposals for your partnership by marking your proxy card and returning it by mail or fax to our information agent, D.F. King & Co., Inc., before the special meeting of limited partners. You may revoke a proxy you have given us at any time before the proxy is voted at the special meeting of the limited partners by (1) giving written notice to D.F. King & Co., Inc. of that revocation, (2) voting in person at the special meeting, or (3) signing and returning a later dated proxy card to D.F. King & Co., Inc.

All proxies received and not revoked as described above, will be voted at the special meetings for the limited partners, subject to the terms and conditions described in the Proxy Statement/Prospectus.

A COPY OF THE PROXY STATEMENT/PROSPECTUS MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST FROM PIONEER NATURAL RESOURCES COMPANY, 5205 NORTH O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS 75039, ATTENTION: INVESTOR RELATIONS. YOU MAY ALSO OBTAIN THE FINAL PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS RELATING TO THE PROPOSED MERGERS FREE THROUGH THE INTERNET WEB SITE THAT THE SEC MAINTAINS AT WWW.SEC.GOV.

If you have any questions or need additional information, we strongly encourage you to call the Investor Relations Department at (800) 242-2607.

                                       Sincerely,


                                       Pioneer Natural Resources USA, Inc.